UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2007

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eighth and Main Streets, P.O. Box 391,West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2007, C&F Financial Corporation (the “Company”) issued $10,000,000 of trust preferred securities (the “Capital Securities”) through the Company’s newly formed and wholly-owned special purpose finance subsidiary, C&F Financial Statutory Trust II, a Delaware statutory trust (the “Trust”), in a private placement to an institutional investor pursuant to an applicable exemption from registration. The Capital Securities mature in December 2037, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the Trust to the holder of the Capital Securities at a fixed rate of 7.729% as to $5,000,000 of the Capital Securities and at a rate equal to the three-month LIBOR rate plus 3.15% as to the remaining $5,000,000, which rate is initially 8.2075%. The fixed rate portion of the Capital Securities converts to the three-month LIBOR rate plus 3.15% in December 2012. The proceeds of the Capital Securities, along with the proceeds of the $310,000 from the issuance of common securities by the Trust to the Company, were used to purchase $10,310,000 of the Company’s fixed/floating rate junior subordinated deferrable interest debentures (the “Debentures”), the proceeds of which will be used to refinance existing debt.

The Debentures were issued pursuant to an indenture dated December 14, 2007, between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (the “Indenture”). Like the Capital Securities, the Debentures bear interest at a fixed rate of 7.729% as to $5,000,000 of the Debentures and at a rate equal to the three-month LIBOR rate plus 3.15% as to the remaining $5,000,000, which rate is initially 8.2075%. The fixed rate portion of the Debentures converts to the three-month LIBOR rate plus 3.15% in December 2012. The interest payments by the Company on the Debentures will be used by the Trust to pay the quarterly distributions payable by the Trust to the holder of the Capital Securities. However, so long as no event of default, as described in the Indenture, has occurred under the Debentures, the Company may defer interest payments on the Debentures (in which case the Trust will be entitled to defer distributions otherwise due on the Capital Securities) for up to 20 consecutive quarters.

The Debentures are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated. The Debentures mature on December 15, 2037, but may be redeemed at par at the Company’s option at any time on or after December 15, 2012, or at any time prior to December 15, 2012 at a special redemption price upon certain events, such as a change in the regulatory capital treatment of the Debentures, the Trust being deemed an investment company or the occurrence of certain adverse tax events.

The Company also has entered into a Guarantee Agreement. In that agreement, the Company has agreed to guarantee the payment by the Trust of distributions on the Capital Securities, and the payment of the principal amount of the Capital Securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or the principal amount of the Capital Securities after having received interest payments or principal payments on the Debentures from the Company for the purpose of paying those distributions or the principal amount of the Capital Securities.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

(a)	The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(REGISTRANT)

Date: December 19, 2007	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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